EXHIBIT 16





May 22, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of Nicolet Bankshares, Inc.'s Form 8-K dated May 20, 2003, as filed on May 22, 2003, and we agree with the statements made therein.

Yours truly,


/s/ PORTER KEADLE MOORE, LLP


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